Exhibit 23.2

CONSENT OF SHANGHAI IRESEARCH CO., LTD.

We hereby consent to the references to our name, iResearch, in (i) the Registration Statement on Form F-3 (File No. 333-230718) (together with any amendments thereto, the “Registration Statement”) of Baozun Inc. (the “Company”), as well as the prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus, the “Prospectus”), in relation to the proposed public offering of the Company of its Class A ordinary shares, (ii) Exhibit 99.1 to the Current Report on Form 6-K dated September 16, 2020, which is incorporated by reference to the Registration Statement (“Exhibit 99.1”); (iii) the Registration Statements on Form S-8 (No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994 and No. 333-237873) (“Forms S-8”); (iv) any written correspondences with the Securities and Exchange Commission (the “SEC”) (“SEC Correspondences”); and (v) any other future filings with the SEC, including filings on Form 20-F, Form 6-K or other registration statements (collectively, the “Future SEC Filings”).

We hereby further consent to the inclusion of, summary of and reference to (i) the report dated in or around September 2020, including all the amendments and supplements thereto, published by us and commissioned by the Company (the “Report”), and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Prospectus, Exhibit 99.1, Forms S-8, SEC Correspondences and Future SEC Filings.

We hereby further consent to the filing of this consent as an exhibit to the Current Report on Form 6-K to be incorporated by reference into the Registration Statement and Forms S-8.

/s/ Leo Li
Name: Leo Li
Title: Director
Shanghai iResearch Co., Ltd.
R701 Tower B, Zhongjin International, Caoxi North No. 333, Xuhui District Shanghai, China

September 16, 2020